Exhibit 99.1
INNOVIVE Pharmaceuticals Closes $15 Million Equity Financing
NEW YORK, April 25, 2007 — INNOVIVE Pharmaceuticals, Inc. (OTCBB: IVPH) today announced that the company has closed a common stock private placement offering generating $15 million in gross proceeds to be applied to the working capital of the company. The financing was completed with a number of leading heath care focused institutional and retail investors. Paramount BioCapital Inc. served as the sole placement agent in this transaction.
“This financing provides us with resources to continue the planned rapid advancement of our robust pipeline of hematology and oncology drug candidates,” said Steven Kelly, President and CEO of INNOVIVE Pharmaceuticals. “In the coming months, we plan to move forward with our development plan for INNO-406, including initiation of two pivotal trials for chronic myelogenous leukemia and manufacturing and regulatory activities to support the trials. We also plan to initiate a Phase II trial with INNO-206 in small cell lung cancer and a pivotal trial with Tamibarotene for acute promyelocytic leukemia.”
The terms of the offering include the issuance of approximately 5.5 million units of common stock and warrants. Each unit consists of one share of INNOVIVE common stock and one warrant to purchase one-half of a share of INNOVIVE common stock. The units were sold at a price of $2.73 per unit and the warrants are immediately exercisable for a period of five years at an exercise price of $3.75 per share. The shares of common stock and warrants sold in the financing have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States without registration under or exemption from the Securities Act, or any applicable securities laws. The company has agreed to file a registration statement with the SEC for the resale of the shares of common stock and the shares of common stock underlying the warrants sold in the transaction.
About INNOVIVE Pharmaceuticals
INNOVIVE Pharmaceuticals, Inc. acquires, develops and commercializes novel therapeutics addressing significant unmet medical needs in the fields of oncology and hematology. The company has four drug programs in clinical development: INNO-406, Tamibarotene, INNO-206, and INNO-305, for the treatment of chronic myelogenous leukemia, acute promyelocytic leukemia, small cell lung cancer, and acute myelogenous leukemia, respectively. For additional information visit www.innovivepharma.com.
Forward-looking Statements

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This material contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements concerning plans, objectives, goals, strategies, future events or performance and all other statements which are other than statements of historical fact, including without limitation, statements containing words such as “believes,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might” and words of a similar nature. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among other things, there can be no assurances that any of INNOVIVE’s development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the risk that the results of clinical trials may not support INNOVIVE’s claims, the possibility of being unable to obtain regulatory approval of INNOVIVE’s product candidates, INNOVIVE’s need for additional operating capital in the future, INNOVIVE’s reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. These and other risks are discussed in INNOVIVE’S Registration Statement on Form 10 and its periodic reports filed with the SEC. The forward-looking statements contained herein represent the judgment of INNOVIVE as of the date this material was drafted. INNOVIVE disclaims, however, any intent or obligation to update any forward-looking statements.
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Contact:	Steve Kelly	Rachel Lipsitz
	President and CEO	Media & Investor Relations
	INNOVIVE Pharmaceuticals	Porter Novelli Life Sciences
	(212) 716-1820	(619) 849-5378

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